EXHIBIT (8)(f)(2)
Amendment No. 2 Participation Agreement (BlackRock)

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT
BETWEEN FAM DISTRIBUTORS, INC. AND
ML LIFE INSURANCE COMPANY OF NEW YORK
     THIS INSTRUMENT AND AMENDMENT, effective the 13th day of October, 2006, by and between FAM Distributors, Inc. a Delaware corporation, and ML Life Insurance Company of New York, a New York life insurance company (the “Company”);
WITNESSETH:
     WHEREAS, FAM Distributors, Inc., and the Company heretofore entered into a Participation Agreement dated October 11, 2002 (the “Agreement”), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company;
     WHEREAS, FAM Distributors, Inc. for purposes of the Agreement will act as co-underwriter to all funds listed on Schedule B;
     WHEREAS, FAM Distributors, Inc. and the Company desire to amend Schedule B to the Agreement in accordance with the terms of the Agreement, as amended.
     NOW, THEREFORE, in consideration of the above premises, FAM Distributors, Inc. and the Company hereby agree:
1.	Amendment. Schedule B to this Agreement is amended in its entirety and is replaced by the Schedule B attached hereto.
               Amendment Article X. Notices to this Agreement is amended as follows:

If to the Company:	Barry G, Skolnick, Esq.
Senior Vice President and General Counsel
ML Life Insurance Company of New York
1300 Merrill Lynch Drive
Pennington, New Jersey 08534

If to FAM
Distributors, Inc.:	Adam Lantz, Esq.
Chief Legal Officer
FAM Distributors, Iac.
800 Scudders Mill Road
Plainsboro N.J. 08536
2.	Effectiveness. This Amendment and the revised Schedule B of the Agreement shall be effective as the date hereof.

3.	Continuation. Except as set forth above, the Agreement shall remain in full force and effective to accordance with its terms.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.
     IN WITNESS WHEREOF, FAM Distributors, Inc. and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

FAM DISTRIBUTORS, INC.			ML LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Mitch Cox		By:	/s/ Kirsty Lieberman

	Name:	Mitch Cox		Name:	Kirsty Lieberman

	Title:	President		Title:	VP & Sr. Counsel

Date:	10-17-06		Date:	10-17-06

Schedule B
List of Funds:
Class A Shares of the following Funds:
BlackRock Basic Value Fund, Inc.
BlackRock Bond Fund
BlackRock Fundamental Growth Fund, Inc.
BlackRock Global Allocation Fund, Inc.
Merrill Lynch Ready Assets Trust
BlackRock S&P 500 Index Fund
BlackRock Value Opportunities Fund, Inc.
BlackRock Short Term Bond Fund
BlackRock Global SmallCap Fund
BlackRock Large Cap Core Fund
BlackRock Large Cap Growth Fund
BlackRock Large Cap Value Fund
BlackRock International Index Fund
BlackRock Small Cap Index Fund
As of October 13, 2006